Exhibit 99.1

   Ramco-Gershenson Properties Trust Reports Results for the Second
                             Quarter 2006

    FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--July 19,
2006--Ramco-Gershenson Properties Trust (NYSE:RPT) announced today results for the second quarter ended June 30, 2006.
    Financial Information for quarter ended June 30, 2006:

    --  Diluted FFO per share of $0.63

    --  Diluted FFO of $13.5 million, a 7.1% increase over last year

    --  Net income of $4.8 million, a 17.1% increase over last year

    -- Diluted earnings per share of $0.18, a 20.0% increase over last year

    Operating Highlights for quarter ended June 30, 2006:

    --  Opened first phase of River City Marketplace in Jacksonville,
        Florida

    --  Commenced five value-added redevelopment projects

    --  Acquired Paulding Pavilion in Hiram, Georgia

    --  Opened 31 stores,10.4% over portfolio average rents

    --  Renewed 29 leases, 8.2% over prior rental rates

    --  Increase in same center operating income of 2.6%

    --  Increase in portfolio occupancy to 94.6%, compared to 92.7% in
        2005

    For the three months ended June 30, 2006, diluted Funds from Operations (FFO) increased 7.1% to $13.5 million, compared with $12.6 million for the three months ended June 30, 2005. On a per share basis, FFO remained at $0.63. Net income for the three months ended June 30, 2006, increased 17.1% to $4.8 million, compared with $4.1 million in 2005. On a per share basis, net income increased 20.0% to $0.18, compared to $0.15 in 2005.
    For the six months ended June 30, 2006, diluted FFO increased 10.6% to $27.1 million, compared with $24.5 million for the six months ended June 30, 2005. On a per share basis, FFO increased 1.6% to $1.25, compared with $1.23 in 2005. Net income for the six months ended June 30, 2006, increased 14.3% to $10.4 million, compared with $9.1 million in 2005. On a per share basis, net income increased 23.5% to $0.42, compared to $0.34 in 2005.
    "I am pleased to report our financial results and operating activities for the second quarter, which were in line with our expectations," said Dennis Gershenson, President and Chief Executive Officer. "Highlights for the quarter include the first-phase opening of our one million square foot River City Marketplace in Jacksonville, Florida, the commencement of five value-added core portfolio redevelopment projects and the posting of an increased occupancy rate of 94.6%, nearly a 2.0% improvement over last year. We continue to make great strides in all of our core disciplines and expect these efforts to be reflected throughout the remainder of the year."

    Development

    During the quarter, the Company substantially completed development of the Beacon Square shopping center in Grand Haven, Michigan and on July 5, 2006, purchased the 90% membership interest from its joint venture partner. The center is shadow-anchored by a 103,000 square foot Home Depot and contains approximately 51,000 square feet of retail space, including a 14,600 square foot Staples store.
    The Company also completed the first phase of its River City Marketplace development in Jacksonville, Florida with the opening of Wal-Mart, Office Max, Old Navy, Bed, Bath & Beyond, Ross Dress for Less, PetSmart and Cracker Barrel. Additional anchor tenants, which include Lowe's Home Improvement, Wallace (Hollywood) Theaters and Michaels, are scheduled to open by early fall. To date, approximately 630,000 square feet of retail space has been leased or sold. A grand opening of the center is planned for October of 2006.
    Other developments in progress at quarter-end include Rossford Pointe in Rossford, Ohio and The Shoppes of Fairlane Meadows in Dearborn, Michigan. Both of these developments are adjacent to shopping centers owned by the Company.
    As of June 30, 2006, the Company had spent $80.8 million on these projects, which have an expected aggregate cost of $109.9 million. When complete, the centers will account for approximately 1.2 million square feet of retail space.

    Asset Management/Leasing

    Ramco-Gershenson's commitment to finding opportunities for improvement within its core portfolio remains a vital component of the Company's business plan. During the second quarter, the Company commenced five value-added redevelopment projects. These projects have an estimated aggregate cost of $5.5 million and account for approximately 150,000 square feet of gross leasable area. The projects include:

    -- Hunter's Square in Farmington Hills, Michigan: The Company signed a lease for a 9,500 square foot Ulta, a multi-brand, self-service cosmetic store to replace Eastern Mountain Sports. In addition, the Company plans to reconfigure and downsize anchor retailers in roughly 25,000 square feet to add several small shop spaces at significantly higher rents.

    -- Spring Meadows Place in Holland, Ohio: The Company is adding Ashley Furniture in 36,320 square feet. This is the second value-added improvement to this center in less than a year.

    -- Roseville Town Center in Roseville, Michigan: The Company signed a lease for a 21,000 square foot Office Depot to fill the space left vacant when Marshall's relocated and expanded to a 50,000 square foot Megastore within the center. With the addition of Office Depot the center is 100% leased.

    -- Mays Crossing in Stockbridge, Georgia: The Company has begun construction of a 27,200 square foot ApplianceSmart Factory Outlet bringing the occupancy of the center to 95%. The center has also recently undergone a complete facade renovation.

    -- Eastridge Commons in Flint, Michigan: The Company has signed leases with Office Depot in 20,800 square feet and Dollar Tree in 9,200 square feet to replace the vacant Staples space at this center.

    Including those projects discussed above, at June 30, 2006, the Company was in the process of redeveloping a total of eight core shopping centers at an aggregate cost of $16.4 million impacting approximately 371,000 square feet of retail space.
    Leasing was also strong throughout the portfolio. During the quarter, the Company opened 25 non-anchor and 6 anchor stores, at an average increase of 10.4% over portfolio average rents. The Company also renewed 28 non-anchor and 1 anchor leases, at an average increase of 8.2% over prior rental rates. Additionally, same center operating income increased 2.6% for the quarter. At June 30, 2006, the portfolio was 94.6% leased, compared to 92.7% at June 30, 2005.

    Acquisitions

    In April, the Company acquired Paulding Pavilion, a 72,300 square foot community shopping center in Hiram, Georgia. The center is well-located at the northeast corner of US Highway 278 and Georgia Highway 92 and is part of a growing market. The Company intends to capitalize on the redevelopment opportunities present at the center. The purchase price was $8.4 million and there is no debt on the property.

    Market Capitalization and Debt

    Total debt at quarter-end was approximately $702.3 million with an average interest rate of 6.3% and an average maturity of 51 months, of that $527.6 million was fixed rated debt and $174.7 million was variable rate debt. At June 30, 2006, debt to market capitalization was 53.6% and total capitalization approximated $1.3 billion.

    Dividend/Share Repurchase

    On July 3, 2006, the Company paid a second quarter dividend of $0.4475 per common share, a second quarter dividend of $0.5938 per Series B cumulative redeemable preferred share and a second quarter dividend of $0.5664375 per Series C cumulative convertible preferred share, for the period of April 1, 2006 through June 30, 2006 to shareholders of record on June 20, 2006.
    In the first quarter of 2006, the Company announced a $15.0 million common stock repurchase program and as of June 30, 2006, the Company had repurchased 287,900 shares at an average price of $27.11 per common share.

    Earnings Guidance/Conference Call

    As stated previously, the Company estimates that 2006 annual diluted FFO will be between $2.53 and $2.58. It also expects earnings per diluted common share to be between $0.79 and $0.84.
    Ramco-Gershenson will host a live broadcast of its second quarter conference call on Thursday, July 20, 2006 at 10:00 a.m. eastern time. The live broadcast will be available online at www.rgpt.com and www.streetevents.com and also by telephone at (866) 362-5158 (participant code 86949375). A replay will be available shortly after the call on the aforementioned Web sites (for 90 days) or by telephone at (888) 286-8010 (pass code 49266400), for one week.
    Supplemental financial information is available via e-mail by sending requests to dhendershot@rgpt.com and is also available at the investor section of our Web page.
    Ramco-Gershenson Properties Trust has a portfolio of 79 shopping centers totaling approximately 17.9 million square feet of gross leasable area, consisting of 78 community centers and one enclosed regional mall. The Company's centers are located in Michigan, Florida, Georgia, Ohio, Wisconsin, Tennessee, Indiana, New Jersey, Virginia, South Carolina, North Carolina, and Maryland. Headquartered in Farmington Hills, Michigan, the Company is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally.
    This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and should be reviewed in conjunction with the Company's filings with the U.S. Securities and Exchange Commission and other publicly available information regarding the Company. Management of Ramco-Gershenson believes that expectations reflected in forward-looking statements are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary. These include general economic conditions, the strength of key industries in the cities in which the Company's properties are located, the performance of tenants at the Company's properties as well as other factors.


                  RAMCO-GERSHENSON PROPERTIES TRUST
      CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME


                              For the Three Months For the Six Months
                                 Ended June 30,      Ended June 30,
                              -------------------- -------------------
                                 2006      2005      2006      2005
                              ---------- --------- --------- ---------
                              (In thousands, except per share amounts)
                                            (Unaudited)
REVENUES:
    Minimum rents               $25,151   $24,002   $49,785   $48,003
    Percentage rents                  -        99       385       373
    Recoveries from tenants      10,307     9,322    20,182    19,963
    Fees and management income    1,519     1,521     2,761     2,738
    Other income                  1,440     1,589     1,880     2,335
                              ---------- --------- --------- ---------
          Total revenues         38,417    36,533    74,993    73,412
                              ---------- --------- --------- ---------
EXPENSES:
    Real estate taxes             4,891     4,629     9,768     9,177
    Recoverable operating
     expenses                     5,634     4,901    11,236    10,721
    Depreciation and
     amortization                 7,876     8,427    15,953    15,750
    Other operating                 917       392     1,619       849
    General and administrative    3,295     3,869     7,396     7,588
    Interest expense             10,989    10,803    21,559    21,134
                              ---------- --------- --------- ---------
          Total expenses         33,602    33,021    67,531    65,219
                              ---------- --------- --------- ---------
Income from continuing
 operations before loss on
 sale of real estate assets,
 minority interest and
 earnings from unconsolidated
 entities                         4,815     3,512     7,462     8,193
Gain (Loss) on sale of real
 estate assets                       25        (1)    1,733        (4)
Minority interest                  (885)     (642)   (1,672)   (1,373)
Earnings from unconsolidated
 entities                           755       647     1,492       931
                              -------------------- --------- ---------
Income from continuing
 operations                       4,710     3,516     9,015     7,747
                              ---------- --------- --------- ---------
Discontinued operations, net
 of minority interest:
  Gain on sale of real estate
   assets                            (3)        -       954         -
  Income from operations             70       623       393     1,303
                              ---------- --------- --------- ---------
Income from discontinued
 operations                          67       623     1,347     1,303
                              ---------- --------- --------- ---------
Net income                        4,777     4,139    10,362     9,050
Preferred stock dividends        (1,664)   (1,664)   (3,328)   (3,328)
                              ---------- --------- --------- ---------
Net income available to common
 shareholders                    $3,113    $2,475    $7,034    $5,722
                              ========== ========= ========= =========

Basic earnings per share:
     Income from continuing
      operations                  $0.18     $0.11     $0.34     $0.26
     Income from discontinued
      operations                      -      0.04      0.08      0.08
                              ---------- --------- --------- ---------
     Net income                   $0.18     $0.15     $0.42     $0.34
                              ========== ========= ========= =========

Diluted earnings per share:
     Income from continuing
      operations                  $0.18     $0.11     $0.34     $0.26
     Income from discontinued
      operations                      -      0.04      0.08      0.08
                              ---------- --------- --------- ---------
     Net income                   $0.18     $0.15     $0.42     $0.34
                              ========== ========= ========= =========

Basic weighted average shares
 outstanding                     16,679    16,836    16,763    16,833
                              ========== ========= ========= =========
Diluted weighted average
 shares outstanding              16,714    16,880    16,800    16,878
                              ========== ========= ========= =========

COMPREHENSIVE INCOME
Net income                       $4,777    $4,139   $10,362    $9,050
Other comprehensive income :
    Unrealized gains (losses)
     on interest rate swaps         641      (111)    1,195       133
                              ---------- --------- --------- ---------
Comprehensive income             $5,418    $4,028   $11,557    $9,183
                              ========== ========= ========= =========


                   RAMCO-GERSHENSON PROPERTIES TRUST
                 CALCULATION OF FUNDS FROM OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)


                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2006      2005     2006     2005
                                  --------- -------- -------- --------
Net Income                          $4,777   $4,139  $10,362   $9,050
Add:
  Depreciation and amortization
   expense:
     Continuing operations real
      estate                         8,460    8,953   17,125   16,412
     Discontinued operations real
      estate                             -      373        -      745
   Loss (Gain) on sale of real
    estate (1)                           -        2               (23)
  Minority interest in
   partnership:
     Continuing operations             886      643    1,672    1,373
     Discontinued operations            12      108       69      227
Less:
  Discontinued operations, loss
   (gain) on sale of property, net
   of minority  interest                 3        -     (954)       -
                                  --------- -------- -------- --------
Funds from operations               14,138   14,218   28,274   27,784
Less:
  Series B Preferred Stock
   dividend                           (594)    (594)  (1,188)  (1,188)
  Series C Preferred Stock
   dividend                              -   (1,070)       -   (2,140)
                                  --------- -------- -------- --------
Funds from operations available to
 common shareholders               $13,544  $12,554  $27,086  $24,456
                                  ========= ======== ======== ========

Weighted average equivalent shares
 outstanding, diluted               21,532   19,809   21,619   19,808
                                  ========= ======== ======== ========

Funds from operations available
 for common shareholders, per
 diluted share                       $0.63    $0.63    $1.25    $1.23
                                  ========= ======== ======== ========


(1) Excludes gain on sale of undepreciated land of $1,733 in 2006 and $27 in 2005.


    Management considers funds from operations, also known as "FFO," an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents income before minority interest, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America ("GAAP"), gains on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered an alternative to GAAP net income as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.


                  RAMCO-GERSHENSON PROPERTIES TRUST
                     CONSOLIDATED BALANCE SHEETS


                                               June 30,   December 31,
                                                 2006         2005
                                              ----------- ------------
                                              (Unaudited)
                                               (In thousands, except
                    ASSETS                       per share amounts)
Investment in real estate, net                  $942,908     $922,103
Real estate assets held for sale                       -       61,995
Cash and cash equivalents                         18,301       14,929
Accounts receivable, net                          35,006       32,341
Equity investments in unconsolidated entities     53,691       53,398
Other assets, net                                 38,290       40,509
                                              ----------- ------------

     Total Assets                             $1,088,196   $1,125,275
                                              =========== ============

     LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable                     $702,291     $724,831
Accounts payable and accrued expenses             31,958       31,353
Distributions payable                             10,388       10,316
Capital lease obligation                           7,795        7,942
                                              ----------- ------------

     Total Liabilities                           752,432      774,442
Minority Interest                                 37,673       38,423

SHAREHOLDERS' EQUITY

    Preferred Shares of Beneficial Interest,
     par value $.01, 10,000 shares authorized:
      9.5% Series B Cumulative Redeemable
       Preferred Shares; 1,000 shares issued
       and outstanding, liquidation value of
       $25,000                                    23,804       23,804
      7.95% Series C Cumulative Convertible
       Preferred Shares; 1,889 shares issued
       and outstanding, liquidation value of
       $53,837                                    51,741       51,741
    Common Shares of Beneficial Interest, par
     value $.01, 45,000 shares authorized;
     16,566 and 16,847 issued and outstanding
     as of June 30, 2006 and December 31,
     2005, respectively                              166          168
   Additional paid-in capital                    335,417      343,011
   Accumulated other comprehensive income
    (loss)                                         1,151          (44)
   Cumulative distributions in excess of net
    income                                      (114,188)    (106,270)
                                              ----------- ------------
Total Shareholders' Equity                       298,091      312,410
                                              ----------- ------------
      Total Liabilities and Shareholders'
       Equity                                 $1,088,196   $1,125,275
                                              =========== ============

    For further information on Ramco-Gershenson Properties Trust visit the Company's Web site at www.rgpt.com

    CONTACT: Ramco-Gershenson Properties Trust
             Dennis Gershenson or Richard Smith, 248-350-9900
             Fax: 248-350-9925